Exhibit 99.1

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[LOGO]

Investor Presentation

(AMEX: IED)
As of August 18, 2004

Investor Overview

Industry:	Investor Education Services

Founded:	1983

LTM* Revenues	$90 million

No. of Employees:	341

Cash & Marketable Securities:	$16.7M

Debt:	$0

Market Capitalization:	$98 million

Enterprise Value/LTM* Revenue:	0.9x

Note: All figures as of June 30, 2004.

* Last Twelve Months

Company Overview

Mission

To empower individual investors to achieve their unfulfilled financial goals by using the INVESTools Method, establishing it as the most widely recognized, adopted and endorsed approach to investor education

INVESTools MethodTM

A unique integration of a disciplined investing process, web-based tools, personalized instruction and support, all designed to ensure alumni success

•                       INVESTools has over 122,000 graduates; and

•                       Approximately 43,500 paying subscribers to its website

Potential Student Market Size

53 million households own equities

32 million households do not rely on brokers for primary advice

10 million households actively seek out investment information

Minimum INVESTools Market Size of 10 Million Households

Source: ICI/SIA – Equity Ownership in America, 2002

INVESTools Student Demographic

•                       78% Male 22% Female

•                       Average household income ~$125K

•                       42% have incomes >$100K

•                       Average Combined Investment and Retirement Accounts >$700K

•                       Average Age Under 50 years old

•                       76% are college graduates

•                       77% are married

•                       93% own their own home

[GRAPHIC]

Source: Internal Markitecture Research, May 25, 2004.

Student Life Cycle is More than 12 Months and Growing

Fulfillment
Acquisition
Retention

DM, Email, Radio, Print, Co- Marketing	Thank You for Register- ing Emails	Preview Confir- mation Calls	Preview	Welcome Kit Bags	Workshop & DVDs	Six Sessions w/ a PT	Outbound Student Service Calls	Hotline Access to PT	Renewal Calls & Emails	Renewal

4 Weeks			2 Weeks		One Session per Week for 6 Weeks		3 Months

Current Product Offerings

•                       Instructor-led workshops

•                       Workbooks and training manuals

•                       DVD home-study courses

•                       One-on-One personal coaching

•                       InvestorToolbox subscriptions

•                       65% renewal rate

•                       Continuing education products

[GRAPHIC]

Continuing Education Products

Continuing Education Product Bundles			PhD $16,999 Advanced Workshops Advanced PTS Sessions VIP Status

Masters $6,999 Masters Options 12 PTS Sessions 2 Year Website Subscription

Bachelors $2,999 Options 6 PTS Sessions 6 Month Website Subscription

Individual Product Sales	Entry Workshop	Advanced Courses	Advanced Coaching	Long Term Renewals

Diversity of Distribution Channels

•                       BusinessWeek:                                                                                                                                                         [LOGO]

•                       Launched Q4 2001

•                       Since inception approximately 22,000 graduates

•                       CNBC University:                                                                                                                                                      [LOGO]

•                       Launched May 2002

•                       Since inception approximately 12,000 graduates

•                       Get Motivated Seminars (Peter Lowe):                                                                                                                  [LOGO]

•                       Launched in 1999

•                       Since inception approximately 39,000 graduates

•                       Money in Training:                                                                                                                                                   [LOGO]

•                       Launched in 1999

•                       Since inception approximately 16,000 graduates

•                       INVESTools:                                                                                                                                                               [LOGO]

•                       Since inception approximately 39,000 graduates

*YTD as of July 31, 2004

Unsurpassed Scale in the Investor Education Industry

Number of Graduates

[CHART]

* YTD as of July 31, 2004.

Revenue Growth

Annual Revenue

[CHART]

Quarterly Revenue

[CHART]

* Includes $0.6 million of acquired non-cash deferred revenue.

Focus on Recurring Revenue –2Q 04 Revenue

Moving Focus to Higher Margin Business

[CHART]

* Includes $5.7 million of selling expense associated with previews and marketing.

Focus on Recurring Revenue

Shift to More Stable and Recurring Revenue Streams

[CHART]

Aggregate Website Subscribers by Quarter

[CHART]

Selected Financial Data

($ in millions)	2001	2002	2003	2Q ‘03	2Q ‘04(a)
Total Product Sales Before Deferred Revenue	$53.9	$57.3	$77.2	$19.2	$30.1
Deferred Revenue	(1.2)	(1.2)	(3.8)	(1.1)	(4.5)
Consolidated Revenue	$52.7	$56.1	$73.4	$18.1	$25.6
Cost of Revenues	(22.8)	(25.4)	(41.2)	(10.7)	(15.8)
Selling Expenses	(18.4)	(17.5)	(18.5)	(4.3)	(5.7)
Contribution Margin	$11.5	$13.2	$13.7	$3.2	$4.1
% Margin	21.8%	23.6%	18.7%	17.7%	16.2%
G & A Expenses	(13.0)	(14.8)	(13.7)	(3.5)	(5.1)
% Margin	-24.6%	-26.4%	-18.7%	-19.3%	-19.8%
Operating Income	$(1.5)	$(1.6)	$0.0	$(0.3)	$(0.9)
% Margin	-2.8%	-2.9%	0.0%	-1.7%	-3.6%
Net Income (Loss) from Continuing Operations	$(8.0)	$(1.5)	$(1.5)	$(1.7)	$(0.9)
EPS from Continuing Operations	$(0.25)	$(0.03)	$(0.03)	$(0.04)	$(0.02)

Balance Sheet / Other Items:
Cash Flow From Continuing Operations(b)	$3.2	$(0.1)	$4.4	$0.8	$1.4
Cash and Marketable Securities Balance	$5.9	$5.2	$12.3	$8.3	$16.7
Deferred Revenue Balance	$3.6	$4.8	$8.6	$6.7	$16.7

(a)                               By adding back 80% of deferred revenue for the period, contribution margin and operating income for 2Q ‘04 would have been approximately $7.7 million and $2.7 million, respectively.

(b)                               Excludes cash from tax refunds of $0.6 million and $3.6 million in 2002 and 2003, respectively.

Investment Highlights

•             Favorable Market Trends and Demographics

•             Scaleable Model with Recurring Revenue

•             Ability to Significantly Improve Profitability

•             Extensive Strategic Growth Opportunities

•             Positive Financial Momentum